Exhibit 99.1

Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com
iRobot Reports First-Quarter Financial Results
Exceeds Expectations; Reaffirms 2011 Outlook
BEDFORD, Mass., April 26, 2011 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the first quarter ended April 2, 2011.
•	Revenue for the first quarter of 2011 increased 12 percent to $106.3 million, compared with $94.9 million for the same quarter one year ago.

•	Net income in the first quarter of 2011 was $7.5 million, compared with $6.2 million in the first quarter of 2010.

•	Quarterly earnings per share were $0.27, compared with $0.24 in the first quarter last year.

•	Adjusted EBITDA for the first quarter of 2011 was $15.1 million, compared with $13.7 million in the first quarter of 2010.
“Our success in the first quarter reflects the increasing diversification of products and markets in our two divisions,” said Colin Angle, chairman and chief executive officer of iRobot. “Strong demand in both domestic and international markets drove Q1 home robot revenue growth. We recently received several significant government contracts in our Government and Industrial Robots division indicating the underlying demand for both PackBot and SUGV robots. We continue to anticipate stronger revenue and earnings growth in the second half of the year due to the timing of government orders, and we are reaffirming our financial expectations for the full year.”
Business Highlights
•	In March, the company shipped two PackBot and two Warrior robots to Japan to explore a reactor building at Japan’s crippled Fukushima Daiichi nuclear power plant following the devastating earthquake and tsunami.

•	Strong demand in both domestic and overseas markets drove a 29 percent year-over-year increase in first-quarter home robot revenue. In Q1, domestic home robot revenue grew 12 percent while international home robot revenue grew 37 percent and comprised 73 percent of total home robot revenue.

•	In April, the Government and Industrial Robots division received two new Indefinite Delivery/Indefinite Quantity contracts, with ceilings totaling $238 million, for delivery of PackBot and SUGV robots.

•	The company introduced prototypes of the iRobot FirstLook™ unmanned ground vehicle, a small, light, throwable robot, and launched its new Scooba 230 floor washing robot through the company’s website.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Financial Expectations
Management provides the following expectations with respect to the second quarter ending July 2, 2011.
Q2 2011:

Revenue	$102 — $106 million
Earnings Per Share	$0.18 — $0.22
Adjusted EBITDA	$12 — $14 million
Management reaffirms the following expectations for the full year ending December 31, 2011.
Fiscal Year 2011:

Revenue	$450 — $465 million
Earnings Per Share	$0.90 — $1.00
Adjusted EBITDA	$58 — $62 million
First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the first fiscal quarter and outlook for 2011 financial performance. Pertinent details include:

Date:	Wednesday, April 27, 2011
Time:	8:30 a.m. ET
Call-In Number:	630-691-2769
Passcode:	29575658
A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 5, and can be accessed by dialing 630-652-3042, passcode 29575658#.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2011 and the second quarter of 2011. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 2,	April 3,
	2011	2010

Revenue
Product revenue	$96,711	$86,111
Contract revenue	9,566	8,819

Total	106,277	94,930

Cost of Revenue
Product revenue	56,190	55,600
Contract revenue	6,633	6,613

Total	62,823	62,213

Gross Margin	43,454	32,717
Operating Expense
Research & development	8,729	4,499
Selling & marketing	12,981	9,644
General & administrative	10,600	8,476

Total	32,310	22,619

Operating income	11,144	10,098
Other income (expense), net	238	29

Pre-tax income	11,382	10,127
Income tax expense	3,905	3,959

Net income	$7,477	$6,168

Net income per common share:
Basic	$0.29	$0.25
Diluted	$0.27	$0.24

Shares used in per common share calculations:
Basic	26,089	25,125
Diluted	27,485	26,067

Stock-based compensation included in above figures:
Cost of product revenue	$250	$332
Cost of contract revenue	95	126
Research & development	81	32
Selling & marketing	181	356
General & administrative	1,172	1,044

Total	$1,779	$1,890

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000  •   Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(unaudited, in thousands)

	April 2,	January 1,
	2011	2011
Assets

Cash and equivalents	$107,999	$108,383
Short term investments	16,306	13,928
Accounts receivable, net	27,609	34,056
Unbilled revenues	7,934	4,012
Inventory	35,071	27,160
Deferred tax assets	12,917	12,917
Other current assets	8,048	6,137

Total current assets	215,884	206,593
Property, plant and equipment, net	27,646	25,620
Deferred tax assets	8,099	8,338
Other assets	13,673	13,780

Total assets	$265,302	$254,331

Liabilities and stockholders’ equity

Accounts payable	$44,244	$38,689
Accrued expenses	14,779	15,790
Accrued compensation	8,149	17,827
Deferred revenue and customer advances	3,648	3,534

Total current liabilities	70,820	75,840

Long term liabilities	3,973	3,584

Stockholders’ equity	190,509	174,907

Total liabilities and stockholders’ equity	$265,302	$254,331

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000  •   Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended
	April 2,	April 3,
	2011	2010

Cash flows from operating activities:
Net income	$7,477	$6,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,183	1,838
Loss on disposal of property and equipment	470	45
Stock-based compensation	1,779	1,890
Benefit from deferred tax assets	—	—
Non-cash director deferred compensation	38	33
Changes in operating assets and liabilities — (use) source
Accounts receivable	6,447	9,092
Unbilled revenue	(3,922)	(1,460)
Inventory	(7,911)	2,538
Other assets	(1,929)	753
Accounts payable	5,555	(1,068)
Accrued expenses	(915)	(41)
Accrued compensation	(9,678)	(7,222)
Deferred revenue	114	(1,932)
Change in long term liabilities	389	(108)

Net cash provided by operating activities	97	10,526

Cash flows from investing activities:
Purchase of property and equipment	(4,554)	(2,039)
Purchases of investments	(5,000)	(17,580)
Sales of investments	2,500	—

Net cash used in investing activities	(7,054)	(19,619)

Cash flows from financing activities:
Proceeds from stock option exercises	4,584	104
Income tax withholding payment associated with restricted stock vesting	(453)	(159)
Tax benefit of excess stock based compensation deductions	2,442	149

Net cash provided by financing activities	6,573	94

Net decrease in cash and cash equivalents	(384)	(8,999)
Cash and cash equivalents, at beginning of period	108,383	71,856

Cash and cash equivalents, at end of period	$107,999	$62,857

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000  •   Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	April 2,	April 3,
	2011	2010

Revenue: *

Home Robots	$67,882	$52,547

Domestic	$18,058	$16,087
International	$49,824	$36,460

Government & Industrial	$38,395	$42,383

Domestic	$32,438	$37,067
International	$5,957	$5,316

Product	$28,829	$33,564
Contract	$9,566	$8,819

Product Life Cycle	$12,702	$7,980

Gross Margin Percent:
Home Robots	45.5%	38.0%
Government & Industrial	32.7%	30.0%
Total Company	40.9%	34.5%

Units shipped:
Home Robots *	349	287
Government & Industrial	114	266

Average gross selling prices for robot units:
Home Robots	$193	$189
Government & Industrial *	$141	$96

Government & Industrial Funded Product Backlog *	$8,302	$35,056

Days sales outstanding	31	28

Days in inventory	55	49

Headcount	692	566

*	in thousands
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000  •   Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended
	April 2,	April 3,
	2011	2010

Net income	$7,477	$6,168

Interest income, net	(210)	(170)
Income tax expense	3,905	3,959
Depreciation	2,058	1,699
Amortization	125	139

EBITDA	13,355	11,795

Stock-based compensation expense	1,779	1,890
Merger and acquisition expense	—	10

Adjusted EBITDA	$15,134	$13,695

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000  •   Fax 781.430.3001 • www.irobot.com